Calculation of Filing Fee Tables
S-4
BERRY GLOBAL GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.650% First Priority Senior Secured Notes due 2034	Other	800,000,000		$ 800,000,000.00	0.0001476	$ 118,080.00
Fees to be Paid	2	Debt	Guarantee of 5.650% First Priority Senior Secured Notes due 2034	Other				0.0001476	$ 0.00
Fees to be Paid	3	Debt	5.800% First Priority Senior Secured Notes due 2031	Other	800,000,000		$ 800,000,000.00	0.0001476	$ 118,080.00
Fees to be Paid	4	Debt	Guarantee of 5.800% First Priority Senior Secured Notes due 2031	Other				0.0001476	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,600,000,000.00		$ 236,160.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 236,160.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

[2]	Berry Global Group, Inc. and the registrants listed on the Table of Additional Registrant Guarantors will guarantee the obligations of Berry Global, Inc. under the 5.650% First Priority Senior Secured Notes due 2034 and the 5.800% First Priority Senior Secured Notes due 2031. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

[4]	Berry Global Group, Inc. and the registrants listed on the Table of Additional Registrant Guarantors will guarantee the obligations of Berry Global, Inc. under the 5.650% First Priority Senior Secured Notes due 2034 and the 5.800% First Priority Senior Secured Notes due 2031. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due for the guarantees.